===================================================================




                                   PRINCIPLED
                                     EQUITY
                                     MARKET
                                      FUND



      ===================================================================



                               INVESTMENT ADVISER
                             F.L. Putnam Investment
                               Management Company
                               20 William Street
                         Wellesley, Massachusetts 02481




                                  ANNUAL REPORT
                                DECEMBER 31, 2004


      ===================================================================

                        PRINCIPLED EQUITY MARKET FUND

The purpose of the Fund is to provide all major constituencies of investors concerned with the application of philosophical, ethical, religious, and social justice criteria to their investment portfolios with the opportunity to achieve the overall unmanaged equity market returns through a strategy of passive index replication ("indexing").

The investment objective of the Fund is long-term capital appreciation. For the information of investors the Fund will compare its investment results to those of the Standard and Poor's Corporation 500 Stock Index and other major market indices which the Fund considers appropriate.

  Comparison of the Change in Value of a $10,000 Investment in the Principled Equity Market Fund, the Standard & Poors 500 Index and the Wilshire 5000 Index


                              GRAPHIC PLOT POINTS

DATE                    TRUST VALUE      S&P500 VALUE       WILSHIRE 5000 VALUE
DECEMBER 31, 1996       $10,000.00       $10,000.00         $10,000.00
DECEMBER 31, 1997       $13,100.47       $13,336.33         $13,128.92
DECEMBER 31, 1998       $16,797.03       $17,147.67         $16,205.40
DECEMBER 31, 1999       $20,351.14       $20,755.80         $20,023.31
DECEMBER 31, 2000       $19,587.54       $18,866.11         $17,842.03
DECEMBER 31, 2001       $16,553.51       $16,623.72         $15,883.99
DECEMBER 31, 2002       $13,408.95       $12,949.83         $12,570.83
DECEMBER 31, 2003       $16,961.30       $16,664.39         $16,547.88
DECEMBER 31, 2004       $18,702.55       $18,477.83         $18,612.16


Initial subscription for shares received on December 20, 1996

The results shown above should not be considered predictive of future returns.


         ------------------------------------------------------------------
                          Principled Equity Market Fund
                           Average Annual Total Return
         ------------------------------------------------------------------

           1 Year           3 Year            5 Year        From Inception
         ------------------------------------------------------------------

           10.27%           4.15%            (1.68%)          8.14%
         ------------------------------------------------------------------
         The chart and graph shown above do not reflect the deduction of taxes a shareholder might pay on distributions or redemptions. The results shown above should not be considered predictive of future returns.
         ------------------------------------------------------------------

To the Shareholders of the Principled Equity Market Fund:


        The primary investment objective of the Principled Equity Market Fund (the "Trust") is to achieve a competitive, long term, rate of capital appreciation.

        The Trust endeavors to achieve this objective through a process known as 'indexing', or 'passive management', by means of which the Trust attempts to duplicate, rather than exceed, the returns of the overall domestic equity markets, as measured primarily by the Standard & Poor's 500 Stock Index.

          Extensive academic and industry studies generally have demonstrated that over most periods of several years or more investment portfolios employing this process tend to generate higher returns, on average, than comparable, conventional 'actively-managed' portfolios.

        Since the process of 'indexing' generally involves purchasing all, or a substantial portion, of the stocks of companies held in a relevant unmanaged securities market index (such as the Standard & Poor's 500 Stock Index) it is not available to many investors concerned with the application of their particular ethical, philosophical, religious or social justice standards to their investments, as many companies - perhaps a third of the Standard & Poor's 500 Stock Index - are characterized by products, services, or other activities which are unacceptable to many such investors. Consequently, so that such investors may engage in 'indexing', the Trust excludes from its investment portfolio all companies which its Advisor determines possess characteristics rendering them unacceptable to any identified significant constituency of such investors. To this end the Advisor applies more than forty exclusionary criteria or tests to the Trust's investments; to our knowledge no other investment vehicle or advisor applies a greater number of such tests.

        During 2004, the Trust's investment portfolio recorded a return of 11.09% prior to the deduction of expenses, while the Standard & Poor's 500 Stock Index returned 10.87%. Since the inception of the Trust on December 31, 1996, also prior to expenses, the Trust has recorded an annualized return of 8.88%, somewhat in excess of the 7.98% annualized return for the Standard & Poor's 500 Stock Index for the same period. (We are providing returns prior to expenses as well as after expenses because the indices we discuss for comparison do not have expenses assessed against them.)

        After deducting expenses, the Trust recorded a return of 10.27% for the year, and has achieved an annualized return of 8.14% since its inception. Graphical comparisons to the Standard & Poor's 500 Index and the Wilshire 5000 Index are displayed on the previous page.

        One Dollar invested in the Trust at its inception was worth $1.87 on December 31,2004.

        It is possible that the Trust's return has exceeded, rather than matched, that of the Standard & Poor's 500 Stock Index during this period in part because of the smaller average size of its component corporations, which results from the fact that large companies tend to be less acceptable to investors concerned with ethical and social justice criteria. Smaller companies have produced a somewhat higher return than larger companies during this particular period. The Trust's objective is to match the overall returns of the domestic equity markets; during specific periods it will sometimes exceed, and at other times fall behind, those returns - presumably by modest margins.

        We are very pleased with the Trust's investment results. We believe that the Trust has achieved its dual purpose of providing a favorable, long term, rate of capital appreciation commensurate with the returns recorded by the overall unmanaged domestic equity markets while avoiding investment in those companies which are unacceptable to any significant constituency of investors concerned with the application of philosophical, ethical, religious, and social justice criteria to their investment portfolios.

        We welcome any questions you may have concerning the Trust. Please direct them to the Principled Equity Market Fund, Ten Langley Road, Suite 400, Newton Centre, Massachusetts 02459, telephone number 1-617-964-7600, extension 301 or 313.


Sincerely,

David W. C. Putnam
President and Trustee

                          PRINCIPLED EQUITY MARKET FUND


                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 2004


Assets:
Investments at quoted market value (cost $22,625,457;
 see Schedule of Investments, Notes 1, 2, & 6).................    $33,199,546
Cash  .........................................................        125,028
Dividends and interest receivable..............................         46,006
                                                                   -----------
     Total assets..............................................     33,370,580
                                                                   -----------

Liabilities:
Dividends payable..............................................         76,405
Accrued expenses and other liabilities (Notes 3 & 4)...........         41,415
                                                                   -----------
     Total liabilities.........................................        117,820
                                                                   -----------

Net Assets:
Capital stock (2,750,000 shares authorized at no par value,
 amount paid in on 2,159,379 shares outstanding) (Note 1)......     24,667,361
Accumulated undistributed net investment income (Note 1).......         11,901
Accumulated realized loss from security transactions (Note 1)..     (2,000,590)
Net unrealized appreciation in value of investments (Note 2)...     10,574,088
                                                                   -----------
     Net assets (equivalent to $15.40 per share, based on
      2,159,379 capital shares outstanding)....................    $33,252,760
                                                                   ===========



The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 2004



Income:
 Dividends.....................................................    $   649,233
 Interest......................................................          1,133
                                                                   -----------
     Total income..............................................        650,366
                                                                   -----------

Expenses:
 Management fees, net (Note 3).................................         77,636
 Insurance expense.............................................         36,286
 Legal fees....................................................         33,500
 Administration fees (Note 4)..................................         28,000
 Trustees' fees and expenses...................................         24,112
 Audit and accounting fees (Note 4)............................         16,400
 Transfer fees (Note 4)........................................         12,000
 Custodian fees................................................          7,337
 Other expenses................................................          6,214
                                                                   -----------
     Total expenses............................................        241,485
                                                                   -----------

Net investment income..........................................        408,881
                                                                   -----------
Realized and unrealized gain (loss) on investments:
  Realized gain on investments-net.............................        154,063
  Increase in net unrealized appreciation in investments.......      2,531,956
                                                                   -----------
     Net gain on investments...................................      2,686,019
                                                                   -----------
Net increase in net assets resulting from operations...........    $ 3,094,900
                                                                   ===========


The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                       STATEMENTS OF CHANGES IN NET ASSETS


                                                    Year Ended     Year Ended
                                                   December 31,   December 31,
                                                       2004           2003
                                                   -------------  ------------
From operations:
 Net investment income...........................  $   408,881     $   242,858
 Realized gain (loss) on investments, net........      154,063      (1,394,335)
 Increase in net unrealized
  appreciation in investments....................    2,531,956       7,503,160
                                                   -----------     -----------
     Net increase in net assets resulting
      from operations............................    3,094,900       6,351,683
                                                   -----------     -----------
Distributions to shareholders:
 From net investment income
 ($0.19 and $0.11 per share in 2004 and 2003)....     (406,388)       (242,471)
 From net realized gain on investments...........        --              --
                                                   -----------     -----------
     Total distributions to shareholders.........     (406,388)       (242,471)
                                                   -----------     -----------

From capital share transactions:
                              Number of Shares
                              2004      2003
                            --------- --------
 Proceeds from sale of
  shares..................      403      361             5,845           4,242
 Shares issued to share-
  holders in distributions
  reinvested..............   20,896     16,409         319,080         228,902
 Cost of shares redeemed..    2,449    (46,689)        (34,786)       (525,087)
                            --------  ---------     -----------     ----------
 Increase in net
  assets resulting from
  capital share
  transactions............  (22,942)   (29,919)        290,139        (291,943)
                            ========== ========     -----------     ----------

Net increase in net assets.......................    2,978.651       5,817,269
Net assets:
  Beginning of period............................  $30,274,109     $24,456,840
                                                   ------------    -----------
  End of period (including undistributed
     net investment income of $11,901 and $9,408,
     respectively )............................... $33,252,760     $30,274,109
                                                   =============   ===========


The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                              FINANCIAL HIGHLIGHTS
                (for a share outstanding throughout each period)

                            Year       Year      Year      Year      Year
                            Ended      Ended     Ended     Ended     Ended
                            December   December  December  December  December
                            31, 2004   31, 2003  31, 2002  31, 2001  31, 2000

Investment income ......... $ 0.31     $ 0.21    $ 0.20    $ 0.17    $ 0.20
Expenses, net..............   0.11       0.10      0.10      0.07      0.09
                           ---------------------------------------------------
Net investment income .....   0.20       0.11      0.10      0.10      0.11
Net realized and
unrealized gain
   (loss) on investments...   1.25       2.87     (2.77)    (2.69)    (0.78)

Distributions to shareholders:
  From net investment
  income...................   0.19       0.11      0.10      0.10      0.11
  From net realized gain
   on investments........     0.00       0.00      0.00      0.00      0.30
                           ---------------------------------------------------
Net increase (decrease) in
 net asset value...........   1.26       2.87     (2.77)    (2.69)    (1.08)
Net asset value:
  Beginning of period......  14.14      11.27     14.04     16.73     17.81
                           ---------------------------------------------------
  End of period............ $15.40     $14.14    $11.27    $14.04    $16.73
                           ===================================================

Total Return...............  10.27%     26.49%   (19.00%)  (15.49%)   (3.76%)
Ratio of expenses
   to average net assets...  0.78%       0.79%     0.72%     0.53%     0.50%
Ratio of net investment
   income to average net
   assets..................  1.32%       0.92%     0.85%     0.72%     0.60%
Portfolio turnover.........  0.08        0.25      0.02      0.003     0.01
Average commission rate
paid.......................  0.0498      0.0256    0.0191    0.0197    0.0446
Number of shares
outstanding at
  end of period............ 2,159,379 2,140,529 2,170,449 2,160,880  1,911,587

Per share data and ratios
 assuming no waiver of advisory
 fees:
   Expenses................                        0.10       0.10      0.13
   Net investment income...                        0.10       0.16      0.10
   Ratio of expenses to
   average net assets......                        0.74%      0.63%     0.60%
   Ratio of net investment
    income to average
    net assets.............                        0.83%      0.62%     0.50%


The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004


                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
COMMON STOCK - 99.84%
             Advertising Industry -- 0.44%
    1,300    Monster Worldwide Incorporated*.................... $    43,732
    1,200    Omnicom Group......................................     101,184
                                                                 -----------
                                                                     144,916
                                                                 -----------

             Aerospace/Defense Industry -- 0.36%
    1,600    Textron Incorporated...............................     118,080
                                                                 -----------

             Air Transport Industry -- 0.27%
    1,400    Delta Air Lines Incorporated*......................      10,472
    2,200    Gateway Incorporated*..............................      13,222
    4,050    Southwest Airlines.................................      65,934
                                                                 -----------
                                                                      89,628
                                                                 -----------

             Auto & Truck Industry -- 0.13%
      500    Cummins Incorporated...............................      41,895
                                                                 -----------

             Auto Parts (OEM) Industry -- 0.26%
      700    Arvinmeritor Incorporated..........................      15,659
      600    Superior Industries International Incorporated.....      17,430
    1,300    Synovus Financial Corporation......................      37,154
    1,800    Visteon Corporation................................      17,586
                                                                 -----------
                                                                      87,829
                                                                 -----------

             Auto Parts (Replacement) Industry -- 2.23%
   16,850    Genuine Parts Company..............................     742,411
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Bank Industry -- 10.44%
    5,100    BB&T Corporation...................................     214,455
   28,202    Bank of America Corporation .......................   1,325,212
    3,000    Bank of New York Company Incorporated..............     100,260
      900    Capital One Financial Corporation..................      75,789
      600    Keycorp............................................      20,340
    1,100    M & T Bank Corporation.............................     118,624
    1,100    PNC Financial Services Group.......................      63,184
      900    State Street Corporation...........................      44,208
    1,500    Suntrust Banks Incorporated........................     110,820
    8,200    Wachovia Corporation ..............................     431,320
    5,704    Washington Mutual Incorporated.....................     241,165
   11,700    Wells Fargo and Company............................     727,155
                                                                 -----------
                                                                   3,472,532
                                                                 -----------

             Bank (Midwest) Industry -- 2.49%
    1,100    Comerica Incorporated..............................      67,122
    2,700    Fifth Third Bancorp................................     127,710
    5,400    Mellon Financial Corporation.......................     167,994
    3,700    National City Corporation..........................     138,935
    1,100    Northern Trust Corporation.........................      53,438
    8,728    US Bancorp.........................................     273,361
                                                                 -----------
                                                                     828,560
                                                                 -----------

             Beverage (Soft Drink) Industry -- 2.43%
    2,500    Coca Cola Enterprises..............................      52,125
   14,510    Pepsico Incorporated...............................     757,422
                                                                 -----------
                                                                     809,547
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Business Services (Other) Industry --  0.11%
    1,300    Sungard Data Systems*..............................      36,829
                                                                 -----------

             Chemical (Diversified) Industry -- 0.68%
    2,700    Air Products and Chemicals Incorporated............     156,519
    1,400    Millipore Corporation*.............................      69,734
                                                                 -----------
                                                                     226,253
                                                                 -----------

             Chemical (Specialty) Industry -- 0.42%
    2,600    Praxair Incorporated...............................     114,790
      400    Sigma-Aldrich .....................................      24,184
                                                                 -----------
                                                                     138,974
                                                                 -----------

             Communication (Other) Industry -- 0.02%
    2,200    Ciena Corporation*.................................       7,348
                                                                 -----------

             Computer & Peripherals Industry -- 3.65%
    3,200    3Com Corporation*..................................      13,344
    2,000    Apple Computer Incorporated*.......................     128,800
   15,400    Dell Incorporated*.................................     648,956
    7,400    EMC Corporation/Mass*..............................     110,038
   10,100    Hewlett-Packard Company............................     211,797
    1,800    Ingram Micro Incorporated Class A*.................      37,440
      124    MIPS Technologies*.................................       1,221
      900    Silicon Graphics Incorporated*.....................       1,557
   11,200    Sun Microsystems Incorporated*.....................      60,368
                                                                 -----------
                                                                   1,213,521
                                                                 -----------


* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Computer Integrated Systems Design Industry --
             0.07%
      600    Fiserv Incorporated*...............................      24,114
                                                                 -----------

             Computer Networks Industry - 0.20%
    1,200    Comverse Technology Incorporated*..................      29,340
    1,100    Network Appliance Incorporated*....................      36,542
                                                                 -----------
                                                                      65,882
                                                                 -----------

             Computer Related Business Services, Not
             Elsewhere Classified Industry -- 0.09%
      300    Adaptec Incorporated*..............................       2,277
    2,700    Siebel Systems Incorporated*.......................      28,323
                                                                 -----------
                                                                      30,600
                                                                 -----------

             Computer Software & Services Industry -- 7.06%
      800    Adobe Systems Incorporated.........................      50,192
    2,600    Automatic Data Processing..........................     115,310
      400    Citrix Systems Incorporated*.......................       9,784
    3,750    Computer Associates International Incorporated.....     116,475
    3,000    Compuware Corporation*.............................      19,230
    3,685    First Data Corporation.............................     156,760
   52,600    Microsoft Corporation..............................   1,405,472
       49    Napster Incorporated...............................         458
      900    Nvidia Corporation*................................      21,204
   25,400    Oracle Corporation*................................     348,488
    3,691    Veritas Software Corporation*......................     105,378
                                                                 -----------
                                                                   2,348,751
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Consumer & Business Services Industry -- 0.24%
    1,500    Paychex Incorporated...............................      51,120
      200    Reynolds & Reynolds Incorporated Class A...........       5,302
      800    Robert Half International Incorporated*............      23,544
                                                                 -----------
                                                                      79,966
                                                                 -----------

             Diversified Company Industry -- 0.56%
    2,100    Hillenbrand Industries.............................     116,634
    2,500    Service Corporation International*.................      18,625
    1,700    Thermo Electron Corporation*.......................      51,323
                                                                 -----------
                                                                     186,582
                                                                 -----------

             Drug Industry -- 3.63%
    1,600    AmerisourceBergen Corporation......................      93,888
    4,600    Amgen Incorporated*................................     295,090
    4,400    Eli Lilly and Company..............................     249,700
    4,200    Forest Laboratories Incorporated...................     188,412
      700    Genzyme Corporation - General Division*............      40,649
      200    Indevus Pharmaceuticals Incorporated*..............       1,192
    1,200    King Pharmaceuticals Incorporated*.................      14,880
    1,049    Medco Health Solutions Incorporated*...............      43,638
    8,700    Merck and Company Incorporated.....................     279,618
                                                                 -----------
                                                                   1,207,067
                                                                 -----------

             Drugstore Industry -- 1.38%
    2,200    Longs Drugstores Corporation.......................      60,654
      800    Rite Aid Corporation*..............................       2,928
   10,300    Walgreen Company...................................     395,211
                                                                 -----------
                                                                     458,793
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Electric & Other Utility Services Combined
             Industry -- 0.12%
    4,500    Calpine Corporation*...............................      17,730
    2,100    Sierra Pacific Resources*..........................      22,050
                                                                 -----------
                                                                      39,780
                                                                 -----------

             Electric Utility (West) Industry -- 0.52%
    7,000    Puget Energy Incorporated..........................     172,900
                                                                 -----------

             Electrical Equipment Industry -- 1.02%
    1,600    Avnet Incorporated ................................      29,184
    1,800    Emerson Electric Company...........................     126,180
    1,600    Grainger, WW Incorporated..........................     106,592
    1,600    Maxim Integrated Products..........................      67,824
      300    Qlogic Corporation*................................      11,019
                                                                 -----------
                                                                     340,799
                                                                 -----------

             Electronics Industry - 0.02%
      200    Scientific-Atlanta Incorporated....................       6,602
                                                                 -----------

             Entertainment Industry -- 0.10%
      839    Metro-Goldwyn-Mayer Incorporated...................       9,967
      800    Univision Communications Class A*..................      23,416
                                                                 -----------
                                                                      33,383
                                                                 -----------

             Environmental Industry -- 0.50%
    7,200    AutoNation Incorporated*...........................     138,312
    1,000    Flowserve Corporation*.............................      27,540
                                                                 -----------
                                                                     165,852
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Financial Services Industry -- 4.95%
    7,800    American Express Company...........................     439,686
    1,700    Deluxe Corporation.................................      63,461
    3,400    Franklin Resources Incorporated....................     236,810
      338    Gartner Incorporated Class B*......................       4,154
    1,000    H&R Block Incorporated ............................      49,000
      900    Janus Capital Group Incorporated...................      15,129
    5,400    MBNA Corporation...................................     152,226
    6,040    Morgan Stanley ....................................     335,340
    2,100    Prudential Financial Incorporated..................     115,416
   17,550    Schwab (Charles) Corporation.......................     209,898
      400    T Rowe Price Group Incorporated....................      24,880
                                                                 -----------
                                                                   1,646,000
                                                                 -----------

             Food Processing Industry -- 3.11%
    1,100    Campbell Soup Company..............................      32,879
    4,400    General Mills Incorporated.........................     218,724
    9,000    Hershey Foods Corporation..........................     499,860
    3,100    Kellogg Company....................................     138,446
    2,100    Wm Wrigley Jr Company..............................     145,299
                                                                 -----------
                                                                   1,035,208
                                                                 -----------

             Food Wholesalers Industry -- 1.37%
   11,900    Sysco Corporation..................................     454,223
                                                                 -----------

             Foreign Telecommunication Industry -- 0.11%
   10,400    Nortel Networks Corporation*.......................      36,088
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Furniture/Home Furnishings Industry -- 0.12%
    1,400    Leggett & Platt Incorporated.......................      39,802
                                                                 -----------

             Grocery Industry -- 0.13%
    1,652    Albertson's........................................      39,450
      800    Winn-Dixie Stores Incorporated*....................       3,640
                                                                 -----------
                                                                      43,090
                                                                 -----------

             Healthcare Information Systems Industry --0.34%
    3,600    McKesson Incorporated..............................     113,256
                                                                 -----------

             Home Appliance Industry -- 0.11%
      500    Maytag Corporation.................................      10,550
      400    Whirlpool Corporation..............................      27,684
                                                                 -----------
                                                                      38,234
                                                                 -----------

             Homebuilding Industry -- 0.11%
      900    D.R. Horton Incorporated...........................      36,279
                                                                 -----------

             Household Products Industry -- 0.14%
    1,982    Newell Rubbermaid Incorporated.....................      47,945
                                                                 -----------

             Industrial Services Industry -- 0.09%
      600    Nabors Industries Limited*.........................      30,774
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Insurance (Diversified) Industry -- 4.70%
   11,773    American International Group.......................     773,133
    1,200    Lincoln National Corporation.......................      56,016
    4,000    Lowe's Companies Incorporated......................     230,360
      600    MBIA Incorporated..................................      37,968
    1,500    MGIC Investment Corporation........................     103,365
    2,400    Marsh and Mclennan Companies.......................      78,960
    4,213    St. Paul Travelers Companies Incorporated*.........     156,176
    7,000    UnumProvident Corporation..........................     125,580
                                                                 -----------
                                                                   1,561,558
                                                                 -----------

             Insurance (Life) Industry - 0.43%
    2,000    AFLAC Incorporated.................................      79,680
      900    Jefferson-Pilot Corporation........................      46,764
    1,000    Providian Financial Corporation*...................      16,470
                                                                 -----------
                                                                     142,914
                                                                 -----------

             Insurance (Property/Casualty) Industry -- 2.11%
    4,400    Allstate Corporation...............................     227,568
    1,100    American National Insurance........................     114,576
      900    Chubb Corporation..................................      69,210
      630    Cincinnati Financial Corporation...................      27,884
    1,400    Hartford Financial Services Group..................      97,034
    1,500    Progressive Corporation............................     127,260
      700    Safeco Corporation.................................      36,568
                                                                 -----------
                                                                     700,100
                                                                 -----------

             Internet Auction Industry -- 0.59%
    1,700    EBay Incorporated*.................................     197,778
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Internet Services Industry-- 0.42%
    3,700    Yahoo! Incorporated*...............................     139,416
                                                                 -----------

             Machinery Industry -- 0.24%
      200    Snap-On Incorporated...............................       6,872
    1,500    Stanley Works......................................      73,485
                                                                 -----------
                                                                      80,357
                                                                 -----------

             Machinery (Construction & Mining) Industry --
             0.47%
    2,100    Deere and Company..................................     156,240
                                                                 -----------

             Management Services Industry -- 0.20%
    1,300    Convergys Corporation*.............................      19,487
    1,000    KLA-Tencor Corporation*............................      46,580
                                                                 -----------
                                                                      66,067
                                                                 -----------

             Manufacturing - Communication/Industrial
             Products Industry -- 0.05%
    4,700    JDS Uniphase Corporation*..........................      14,899
                                                                 -----------

             Manufacturing - Electronics (General) Industry
             -- 0.42%
    2,100    American Power Conversion..........................      44,940
    3,125    Molex Incorporated.................................      93,750
                                                                 -----------
                                                                     138,690
                                                                 -----------

             Manufacturing - Electronics, Not Elsewhere
             Classified Industry -- 0.44%
      400    Novellus Systems Incorporated*.....................     11,156
    6,125    Symbol Technologies Incorporated...................    105,963


* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Manufacturing - Electronics, Not Elsewhere
             Classified Industry (Continued)
      900    Thomas and Betts Corporation*......................      27,675
                                                                 -----------
                                                                     144,794
                                                                 -----------

             Manufacturing (General) Industry -- 0.53%
    1,800    Diebold Incorporated...............................     100,314
      900    Lexmark International Incorporated*................      76,500
                                                                 -----------
                                                                     176,814
                                                                 -----------

             Media Industry -- 0.44%
    4,700    Fox Entertainment Group Incorporated Class A*......     146,922
                                                                 -----------

             Medical Clinic Supplies & Services Industry --
             0.18%
      400    Laboratory Corporation of America Holdings*........      19,928
      400    Quest Diagnostics..................................      38,220
                                                                 -----------
                                                                      58,148
                                                                 -----------

             Medical Services Industry -- 1.40%
    2,600    IMS Health Incorporated............................      60,346
    4,600    Unitedhealth Group Incorporated....................     404,938
                                                                 -----------
                                                                     465,284
                                                                 -----------

             Medical Supplies Industry -- 5.17%
    8,100    Abbott Laboratories................................     377,865
    2,200    Baxter International Incorporated..................      75,988
      700    Becton Dickinson and Company.......................      39,760
    3,475    Biomet Incorporated................................     150,780
    4,800    Boston Scientific Corporation*.....................     170,640
    1,000    Guidant Corporation................................      72,100

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Medical Supplies Industry (Continued)
    7,600    Medtronic Incorporated.............................     377,492
    9,400    Stryker Corporation................................     453,550
      116    Viasys Healthcare Incorporated*....................       2,204
                                                                 -----------
                                                                   1,720,379
                                                                 -----------

             Metal Fabricating Industry - 1.31%
    4,700    Illinois Tool Works................................     435,596
                                                                 -----------

             Metals & Mining (Diversified) Industry -- 0.44%
    4,000    Inco Limited*......................................     147,120
                                                                 -----------

             Natural Gas (Distribution) Industry -- 0.43%
    4,600    WGL Holdings.......................................     141,864
                                                                 -----------

             Natural Gas (Diversified) Industry -- 0.65%
    5,500    Keyspan Corporation................................     216,975
                                                                 -----------

             Newspaper Industry -- 0.77%
    2,500    Gannett Company....................................     204,250
    1,190    Tribune Company....................................      50,147
                                                                 -----------
                                                                     254,397
                                                                 -----------

             Office Equipment & Supplies Industry -- 1.05%
    2,300    Ikon Office Solutions Incorporated.................      26,588
      400    Imagistics International Incorporated*.............      13,464
    1,000    Office Depot Incorporated*.........................      17,360
    5,000    Pitney Bowes Incorporated..........................     231,400


* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Office Equipment & Supplies Industry (Continued)
      700    Staples Incorporated...............................      23,597
    2,100    Xerox Corporation*.................................      35,721
                                                                 -----------
                                                                     348,130
                                                                 -----------

             Oil & Mining Services Industry -- 0.08%
    3,200    Global Industries Limited*.........................      26,528
                                                                 -----------


             Oil Exploration Industry -- 0.02%
      212    Cimarex Energy Company* ...........................       8,035
                                                                 -----------

             Oilfield Services & Equipment Industry -- 0.69%
      200    Cooper Cameron Corporation*........................      10,762
      400    Ensco International Incorporated...................      12,696
    1,266    GlobalSantaFe Corporation..........................      41,917
      400    Helmerich and Payne................................      13,616
      600    Noble Corporation*.................................      29,844
      700    Rowan Companies Incorporated*......................      18,130
    1,936    Transocean Incorporated* ..........................      82,067
      712    Varco International*...............................      20,755
                                                                 -----------
                                                                     229,787
                                                                 -----------

             Packaging & Container Industry -- 1.13%
    3,100    Aptargroup Inc. ...................................     163,618
    1,800    Bemis Company......................................      52,362
    2,700    Sealed Air Corporation*............................     143,829
      550    Sonoco Products Company............................      16,308
                                                                 -----------
                                                                     376,117
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Paper & Forest Products Industry -- 0.20%
       48    Kadant Incorporated*...............................         984
    1,700    Plum Creek Timber Company..........................      65,348
                                                                 -----------
                                                                      66,332
                                                                 -----------

             Petroleum (Integrated) Industry -- 1.47%
   10,116    Devon Energy Corporation...........................     393,715
    1,200    Murphy Oil Corporation.............................      96,540
                                                                 -----------
                                                                     490,255
                                                                 -----------
             Petroleum (Producing) Industry -- 1.19%
    5,664    Anadarko Petroleum Corporation.....................     367,084
      600    Pogo Producing Company.............................      29,094
                                                                 -----------
                                                                     396,178
                                                                 -----------

             Pharmaceutical Research and Development
             Industry -- 0.06%
      580    Hospira Incorporated*..............................      19,430
                                                                 -----------

             Publishing Industry -- 0.28%
    1,000    Mcgraw-Hill Companies Incorporated.................      91,540
                                                                 -----------

             Railroad Industry -- 0.73%
    2,300    CSX Corporation....................................      92,184
    4,200    Norfolk Southern Corporation.......................     151,998
                                                                 -----------
                                                                     244,182
                                                                 -----------

             Real Estate Investment Trust Industry -- 0.47%
    5,300    Equity Office Properties Trust.....................     154,336
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Real Estate (Other) Industry -- 1.36%
   11,200    AMB Property Corporation...........................     452,368
                                                                 -----------

             Recreation Industry -- 0.03%
    2,000    Six Flags Incorporated*............................      10,740
                                                                 -----------

             Rental & Leasing Industry -- 0.07%
    1,200    United Rentals Incorporated*.......................      22,680
                                                                 -----------

             Restaurant Industry -- 0.06%
      700    Darden Restaurants Incorporated....................      19,418
                                                                 -----------

             Retail Building Supply Industry -- 1.59%
   12,400    Home Depot Incorporated............................     529,976
                                                                 -----------

             Retail (Special Lines) Industry -- 0.11%
    1,100    Tiffany & Co ......................................      35,167
                                                                 -----------

             Retail Store Industry -- 1.64%
      700    American Eagle Outfitters..........................      32,970
      800    BJ's Wholesale Club Incorporated*..................      23,304
    4,300    Borders Group Incorporated.........................     109,220
    1,600    CVS Corporation....................................      72,112
    2,176    Dollar General.....................................      45,196
    4,200    Federated Department Stores........................     242,718
      100    Foot Locker Incorporated...........................       2,693
      271    Neiman Marcus Group Class B........................      18,103
                                                                 -----------
                                                                     546,316
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Retail - Televisions, Radios, and Electronics
             Industry -- 0.33%
    1,050    Best Buy Company Incorporated......................      62,391
    2,500    Circuit City Stores................................      39,100
      200    RadioShack Corporation.............................       6,576
                                                                 -----------
                                                                     108,067
                                                                 -----------

             Securities Brokerage Industry -- 0.77%
    4,200    Merrill Lynch and Company Incorporated.............     251,034
       87    Piper Jaffray Companies*...........................       4,172
                                                                 -----------
                                                                     255,206
                                                                 -----------

             Semiconductor Capital Equipment Industry --
             0.30%
    5,900    Applied Materials Incorporated.....................     100,890
                                                                 -----------

             Semiconductor Industry -- 2.37%
    1,800    Altera Corporation*................................      37,260
    2,200    Analog Devices.....................................      81,224
    1,200    Broadcom Corporation Class A*......................      38,736
   21,500    Intel Corporation..................................     502,885
    1,800    LSI Logic Corporation*.............................       9,864
    2,200    Micron Technology Incorporated*....................      27,170
      947    Mykrolis Corporation...............................      13,419
    1,800    National Semiconductor Company*....................      32,310
    1,500    Xilinx Incorporated*...............................      44,505
                                                                 -----------
                                                                     787,373
                                                                 -----------

             Steel (General) Industry -- 0.02%
      400    Worthington Industries.............................       7,832
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Telecommunication Equipment Industry -- 1.63%
    1,400    ADC Telecommunication Incorporated*................       3,752
    1,800    Agilent Technologies Incorporated*.................      43,380
      300    Andrew Corporation*................................       4,089
   24,700    Cisco Systems Incorporated*........................     477,204
    1,400    Tellabs Incorporated*..............................      12,026
                                                                 -----------
                                                                     540,451
                                                                 -----------

             Telecommunication Services Industry -- 4.38%
    6,500    A T & T Corporation................................     123,890
    1,800    Alltel Corporation.................................     105,768
   10,700    Bellsouth Corporation..............................     297,353
    2,900    Nextel Communications Incorporated Class A*........      87,029
    5,600    Qualcomm Incorporated..............................     237,440
   14,747    SBC Communications Incorporated....................     380,030
    9,100    Sprint Corporation (FON Group) ....................     226,135
                                                                 -----------
                                                                   1,457,645
                                                                 -----------

             Thrift Industry -- 3.33%
    4,300    Federal Home Loan Mortgage Association.............     316,910
   11,100    Federal National Mortgage Association..............     790,431
                                                                 -----------
                                                                   1,107,341
                                                                 -----------

             Toiletries/Cosmetics Industry -- 0.72%
    6,200    Avon Products Incorporated.........................     239,940
                                                                 -----------

             Transportation Industry -- 0.57%
    3,100    Harley-Davidson Incorporated.......................     188,325
                                                                 -----------

* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                                     Value
  Quantity                                                          (Note 1)
  --------                                                          --------
             Transportation Services (Not Elsewhere
             Classified) Industry -- 1.78%

    1,278    Sabre Holdings Corporation.........................      28,320
    6,600    United Parcel Service Class B......................     564,036
                                                                 -----------
                                                                     592,356
                                                                 -----------

            Total common stocks (cost $22,625,457).............   33,199,546
                                                                 -----------

CASH & OTHER ASSETS, LESS LIABILITIES - 0.16%..................       53,214
                                                                 -----------

Total Net Assets...............................................  $33,252,760
                                                                 ===========












* Non income producing security

The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



1. Significant accounting policies:
   Principled Equity Market Fund, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the United States of America's investment company industry. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A. Investment securities-- Security transactions are recorded on the date the investments are purchased or sold. Each day securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Fund intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles in the United States of America. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.
   C. Capital Stock-- The Trust records the sales and redemptions of its capital stock on trade date.

2. Tax basis of investments:
   At December 31, 2004, the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $11,440,508. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $866,420.
   Net unrealized appreciation in investments at December 31, 2004 was $10,574,088. The Trust also had $5,331 in post-October capital losses for the year ended December 31, 2004.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)


   At December 31, 2004, the Trust has capital loss carryforwards with the following expiration dates:
       2010.............................................         586,084
       2011.............................................       1,417,875
                                                            ------------
                                                            $  2,003,959
                                                            ============
3. Investment advisory and sub-advisory agreements:
   The Trust has entered into an Investment Advisory Agreement with F.L. Putnam Investment Management Company ("F.L. Putnam" or the "Adviser") and a Sub-Advisory Agreement with PanAgora Asset Management, Inc. ("PanAgora" or the "Sub-Advisor"). The Advisory Agreement provides that F.L. Putnam will be responsible for overall management of the Trust's activities, will supervise the provision of administrative and professional services to the Trust, will provide all necessary facilities, equipment, personnel and office space to the Trust, and will provide the Sub-Advisor with a list of acceptable securities from which to select and effect investments for the Trust's portfolio. The Sub-Advisory Agreement provides that PanAgora will be responsible for investment of the Trust's securities portfolio using the list of securities provided by F.L. Putnam. The agreements provide that the Trust will pay F.L. Putnam 1/4 of 1 percent (0.25%) of the Trust's average monthly net assets per year, of which F.L. Putnam will pay 60 percent or 15/100 of 1 percent (0.15%) to PanAgora, leaving F.L. Putnam with a net fee of 1/10 of 1 percent (0.10%). For the year ended December 31, 2004, the Trust paid to F.L. Putnam $31,054 and $46,582 to PanAgora in investment advisory fees.
   F.L. Putnam, whose parent provided the necessary capital to establish the Trust, waived its total management fees from the inception of the Trust through March 15, 2002 in order to assist the Trust in commencing operations. On March 15, 2002, the Board of Trustees determined that F.L. Putnam should receive compensation for its services. At December 31, 2004, investment advisory fees of $20,378 were due and were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. Of this amount $8,151 was due to F.L. Putnam and $12,227 was due to PanAgora.

4. Independent Public Accountant, Administration and Transfer Agent services:
   Livingston & Haynes, P.C. serves as independent public accountant to the Trust. At December 31, 2004, auditing fees of $16,475 were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities and "Audit and accounting fees" in the accompanying Statement of Operations.
   The Trust has entered into an agreement with Cardinal Investment Services Inc. for administrative, transfer agent and dividend disbursing agent services. Annual fees for these services are $40,000.

5. Related parties:
   David W.C. Putnam, the President, Secretary and a trustee of the Trust, is also a director and an indirect beneficial owner of the parent of the Trust's investment adviser.

   Christopher Y. Williams, the Chief Compliance Officer of the Trust, is also the President of Cardinal Investment Services, Incorporated, the Trust's administrator and transfer agent. No amounts were paid by the Trust for his services as Chief Compliance Officer for the year ended December 31, 2004.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)

6. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 2004 were:
     Cost of securities acquired:
       U.S. Government and investments backed by such
        securities......................................    $         --
       Other investments................................       2,815,879
                                                            ------------
                                                            $  2,815,879
                                                            ============

     Proceeds from sales and maturities:
       U.S. Government and investments backed by such
        securities......................................    $         --
       Other investments................................       2,404,443
                                                            ------------
                                                            $  2,404,443
                                                            ============
7. Certain Transactions:
It is the Trust's intention, as authorized by the Board of the Trustees of the Trust, to repurchase on the Chicago Stock Exchange shares of common stock of the Trust from time to time and in such amounts as determined by the Trustees to be in the best interests of the Trust and its shareholders at a price which is no higher than the current net asset value of such shares.

8. Distribution to Shareholders:
   On December 3, 2004, a distribution of $0.19 per share was declared. The dividend was paid on December 27, 2004 to shareholders of record on December 21, 2004. The tax character of distributions paid during 2004 and 2003 was as follows:
                                                         2004            2003
                                                         ----            ----
       Distributions paid from:
          Ordinary income......................... $    406,388    $   242,471
                                                   ============    ===========

                          PRINCIPLED EQUITY MARKET FUND


                               OFFICERS & TRUSTEES

HOWARD R. BUCKLEY                                Trustee
Born: April 24, 1937
President, Chief Executive Officer and
Director, (Retired) Mercy Health
System of Maine

SISTER ANNE MARY DONOVAN                         Trustee
Born: March 31, 1941
Treasurer, Emmanuel College

DR. LORING E. HART                               Trustee
Born: September 22, 1924
President (Retired), St. Joseph's College

SISTER MARY LABOURE MORIN                        Trustee
Born: November 17, 1931
Former President, Regional Community of
Portland, Sisters of Mercy of the Americas

DAVID W.C. PUTNAM                                President, Secretary
Born: October 8, 1939                            and Trustee
President
F.L. Putnam Securities Company, Incorporated

REV. MSGR. VINCENT TATARCZUK                     Trustee
Born: April 12, 1925
Chancellor (Retired), Diocese of Portland

GEORGE A. VIOLIN, M.D., F.A.C.S.                 Trustee
Born:February 21, 1944
Physician; Principal, Ambulatory
Surgical Centers of America, L.L.C.

CHRISTOPHER Y. WILLIAMS                          Chief Compliance Officer,Asst.
President, Cardinal Investment Servies, Inc.     Secretary and Asst. Treasurer

REV. MR. JOEL M. ZIFF                            Trustee and
Born: October 10, 1932                           Chairman - Audit Committee
Director of Finance, Sisters of Mercy
Regional Community of Merion


The address for each officer and trustee shown above is 579 Pleasant Street, Suite 4, Paxton, MA 01612

                          PRINCIPLED EQUITY MARKET FUND



Independent Auditors' Report


To the Shareholders and Trustees of Principled Equity Market Fund:


We have audited the accompanying statement of assets and liabilities of Principled Equity Market Fund (a Massachusetts business trust), including the schedule of investments, as of December 31, 2004, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Principled Equity Market Fund as of December 31, 2004, the results of its operations for the year then ended, and the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended in conformity with accounting principles generally accepted in the United States of America.


                                                     Livingston & Haynes, P.C.


Wellesley, Massachusetts
January 7, 2005

                       This Page Intentionally Left Blank

                          PRINCIPLED EQUITY MARKET FUND



                               INVESTMENT ADVISER
                   F.L. Putnam Investment Management Company
               20 William Street, Wellesley, Massachusetts 02481
                                 (800) 344-3435

                                  SUB-ADVISOR
                         PanAgora Asset Management, Inc.
          260 Franklin Street, 22nd Floor, Boston, Massachusetts 02110

                                   CUSTODIAN
                         Investors Bank & Trust Company
               200 Clarendon Street, Boston, Massachusetts 02116

                         INDEPENDENT PUBLIC ACCOUNTANT
                            Livingston & Haynes, P.C.
           40 Grove Street, Suite 380, Wellesley, Massachusetts 02482

                        ADMINISTRATOR AND TRANSFER AGENT
                       Cardinal Investment Services, Inc.
            579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612
                                 (508) 831-1171

                                 LEGAL COUNSEL
                             Thorp Reed & Armstrong
               One Oxford Center, Pittsburgh, Pennsylvania 15219

                              Sullivan & Worcester
              One Post Office Square, Boston, Massachusetts 02109





This report is not authorized for distribution to prospective investors in the Trust unless preceded or accompanied by an effective prospectus which includes information concerning the Trust's record or other pertinent information.


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